SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2020

COMMUNITY FIRST BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	001-38074	82-1147778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia	30014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 786-7088

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CFBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
            Arrangements of Certain Officers

On March 26, 2020, Robin Reich was appointed to the boards of directors of Community First Bancshares, Inc. (the “Company”) and its wholly-owned subsidiary, Newton Federal Bank.  Ms. Reich is not a party to any transaction with the Company or Newton Federal Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

In addition, on March 26, 2020, Robert Vickers was appointed Chief Operations Officer for the Company and the Bank.  Mr. Vickers, age 39, was the Senior Vice President and Chief Operations Officer of ABB Financial Group, Inc. (“ABB”) and Affinity Bank beginning in 2019, and joined the Company and Newton Federal Bank in connection with their acquisition of ABB and Affinity Bank in January 2020, having began employment with Affinity Bank in 2008.  Mr. Vickers is not a party to any transaction with the Company or Newton Federal Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Gregory J. Proffitt, who served as the President and Chief Operations Officer of the Company and the Bank, remains the President of those entities.  In connection with the change in title, the Company, the Bank and Mr. Proffitt have amended Mr. Proffitt’s employment agreement.  A copy of the amendment to the employment agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

Item 9.01.   Financial Statements and Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMMUNITY FIRST BANCSHARES, INC.

DATE: March 31, 2020	By:	/s/ Tessa M. Nolan
Tessa M. Nolan
Senior Vice President and Chief Financial Officer